UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2017, ChromaDex Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue up to $25.0 million of its Common Stock at a purchase price of $2.60 per share in three tranches of approximately $3.5 million, $16.4 million and $5.1 million, respectively. The first tranche is expected to close on April 27, 2017, pursuant to which the Company will issue 1,346,154 shares of its Common Stock. The second tranche is expected to occur within 30 days of the closing of the first tranche, pursuant to which the Company has agreed to issue 6,303,814 shares of its Common Stock. The third tranche is expected to occurfollowing a related stockholder approval to be solicited as soon as possible after completion of the second tranche.

Subject to completion of the second tranche, the Purchase Agreement requires that the Company’s Board of Directors (the “Board”) increase the number of authorized directors so as to create two vacant seats on the Board, which vacancies shall be filled by nominees selected by the Purchasers on a date following the Company’s 2017 Annual Meeting of Stockholders.

At the closing of the first tranche and unless otherwise waived, the Purchase Agreement requires that the Company and the Purchasers promptly enter into a Registration Rights Agreement in form and substance reasonably acceptable to the Purchasers (the “Registration Rights Agreement”) with respect to the shares of the Company’s Common Stock acquired under the Purchase Agreement, the terms of which shall be described in a subsequent Current Report on Form 8-K filed by the Company.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Current Report as Exhibit 99.1. On April 27, 2017, the Company also issued a press release announcing the pricing of the financing. A copy of the press release is attached as Exhibit 99.2 hereto.

The shares of the Company’s common stock being sold pursuant to the Purchase Agreement are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers’ represented to the Company that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by them were acquired solely for their own account and for investment purposes and not with a view to the future sale or distribution.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements with respect to the completion, timing and size of the offering, the expected proceeds from the offering and the issuance of shares in connection with the transaction described above. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,”“intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in the Company’s Annual on Form 10-K for the year ended December 31, 2016, as filed with the Securities Exchange Commission and other filings submitted by the Company. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

 Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Securities Purchase Agreement dated April 26, 2017, by and among the Company and the Purchasers.

99.2	Press Release dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: April 27, 2017

	By:	/s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Securities Purchase Agreement dated April 26, 2017, by and among the Company and the Purchasers.

99.2	Press Release dated April 27, 2017.